UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2004

Total Identity Corp.
(Exact Name of Registrant as Specified in Charter)

Florida	0-30011	65-0309540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1007 N. Federal Highway, #A-3, Fort Lauderdale, FL	33304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 561-208-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The following sets forth the material provisions of an Asset Purchase Agreement entered into by a subsidiary of the Company, Total Digital Displays, Inc., a Florida corporation (“TDD”), on December 15, 2004.

On December 15, 2004, TDD entered into that certain Asset Purchase Agreement (“APA”) with Leonard Lightman, an individual residing in Florida (“Lightman”), for the purchase of, among other things, a certain licensing agreement between Lightman and Major League Baseball in respect of a product characterized as Personal Digital Greeting Cards. In consideration of the purchase by TDD of the assets identified in the APA, TDD agreed to issue 10,000,000 shares of its no par value common stock to Lightman and assume certain indebtedness of Lightman, including trade payables, existing as of December 15, 2004.

Further in connection with the APA, the president of the Company, Matthew P. Dwyer, resigned from all offices and as a director of TDD, TDD entered into an employment agreement with Lightman and TDD entered into an indemnification agreement with Lightman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2004

TOTAL IDENTITY CORP.
/s/ Matthew P. Dwyer
Matthew P. Dwyer Chief Executive Officer